Exhibit 99

Bassett Furniture Industries, Inc.	Barry Safrit, SVP, Finance
P.O. Box 626	(276) 629-6757 – Investors
Bassett, VA 24055	(276) 629-6332 – Fax
Jay S. Moore, Dir. of Communications
For Immediate Release	(276) 629-6450 – Media
(276) 629-6418 – Fax

Bassett Furniture News Release

Bassett Declares Dividend

(Bassett, Va.) – July 25, 2007 – Bassett Furniture Industries Inc. (NASDAQ: BSET) announced today that its Board of Directors has declared a regular quarterly dividend of $.20 per share payable on September 4, 2007, to shareholders of record on August 17, 2007.

Bassett Furniture Industries, Inc. is a leading manufacturer and marketer of high quality, mid-priced home furnishings. With more than 130 Bassett Furniture Stores, Bassett has leveraged its strong brand name in furniture into a growing network of corporate and licensed stores that focus on providing consumers with a friendly and professional environment for buying furniture and accessories. The most significant growth vehicle for Bassett continues to be the Company’s dedicated retail store program. Bassett’s retail strategy encompasses affordable custom-built furniture that is ready for delivery in the home within 30 days. The stores also feature the latest on-trend furniture styles, more than 800 upholstery fabrics, free in-home design visits, and coordinated decorating accessories. For more information, visit the Company’s website at www.bassettfurniture.com. (BSET-E)

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